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                                                                 EXHIBIT 3(iii)1


                                   AMENDMENT
                                     TO THE
                                   BY-LAWS OF
                        URBAN RESORTS INTERNATIONAL, INC.


                  Pursuant to the provisions of the Nevada Business Corporations Act, URBAN RESORTS INTERNATIONAL, INC. (the "Corporation") adopts the following Amendments to the By-Laws:


1.        Article II of the By-Laws is amended to add Paragraph 8 as follows:

8. LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

          To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its By-Laws or in any resolution of its shareholders or directors, to undertake to indemnify the officers and directors of this Corporation against any contingency or peril as may be determined to be in the best interests of this Corporation, and in conjunction therewith, to procure, at this corporation's expense, policies of insurance.

2. This Amendment was duly adopted by unanimous written consent of the directors of the Corporation on May 20, 2000 and by the shareholders owning a majority of the outstanding voting stock of the corporation and such majority of votes was sufficient approval.

3.        The effective date of this Amendment is May 20, 2000.


Dated:  May 20, 2000


                              /s/ MARTIN WARDMAN
                              -----------------------------
                              Martin Wardman, President


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                      RESOLUTION OF THE BOARD OF DIRECTORS

                                       OF

                        URBAN RESORTS INTERNATIONAL, INC.

                  Pursuant to the provisions of the Nevada Business Corporations Act, the following resolution is passed as a resolution of the Directors of the Corporation consented to in writing by all the Directors of the Corporation on the 12th day of May, 2000.

WHEREAS the Corporation desires to change its by-laws and add additional articles as set out below,

BE IT RESOLVED, THAT:

1.        Article II of the By-Laws is amended to add Paragraph 8 as follows:

8. LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

          To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its By-Laws or in any resolution of its shareholders or directors, to undertake to indemnifY the officers and directors of this Corporation against any contingency or peril as may be determined to be in the best interests of this Corporation, and in conjunction therewith, to procure, at this corporation's expense, policies of insurance.

2. This proposed amendments be put before the majority shareholders of the Corporation for approval without a meeting pursuant to the Nevada Business Corporations Act.

3.        The record date for this shareholders action will be May 20, 2000.

4. Any officer or director of the Corporation is hereby authorized, empowered, and directed, in the name of and on behalf of the Corporation, to execute, deliver and file any and all documents to take any and all other action that may be necessary, appropriate, or expedient in order to accomplish the purposes and intent of the foregoing resolution.

5. This resolution may be signed in counterparts and transmitted by facsimile, and that each copy will together constitute but one document and be deemed to be an original.


DATED this 20th day of May, 2000



/s/ MARTIN WARDMAN                                /s/ TOM CZERNIECKI
-----------------------------                     -----------------------------
Martin Wardman                                    Tom Czerniecki


/s/ ROBIN ST.-ARNAUD
-----------------------------
Robin St.-Arnaud